Exhibit 24.1

DIRECTORS’ POWER OF ATTORNEY
for Registration Statement on Form S-8
Associated Banc-Corp 401(k) and Employee Stock Ownership Plan

Each of the undersigned directors of Associated Banc-Corp (the “Company”) hereby designates and appoints Randall J. Erickson as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the purpose of doing any and all acts and things and executing any and all instruments which said attorney and agent may deem necessary or advisable or which may be required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) in connection with the Associated Banc-Corp 401(k) and Employee Stock Ownership Plan, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned, in his or her capacity as a director of the Company, any such Registration Statement and any and all amendments, including any or all post-effective amendments, and supplements to the Registration Statement, whether on Form S-8 or otherwise, and any other instruments or documents filed as a part of or in connection therewith, and each of the undersigned does hereby ratify and confirm all that said attorney and agent may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney for Registration Statement on Form S-8, on one or more counterparts, as of the 4th day of August 2023.

/s/ R. Jay Gerken	/s/ Eileen A. Kamerick
R. Jay Gerken	Eileen A. Kamerick

/s/ Judith P. Greffin	/s/ Gale E. Klappa
Judith P. Greffin	Gale E. Klappa

/s/ Michael J. Haddad	/s/ Cory L. Nettles
Michael J. Haddad	Cory L. Nettles

/s/ Andrew J. Harmening	/s/ Karen T. van Lith
Andrew J. Harmening	Karen T. van Lith

/s/ Robert A. Jeffe	/s/ John (Jay) B. Williams
Robert A. Jeffe	John (Jay) B. Williams